UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2014 (July 28, 2014)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1688, Yunli Road, Tongli

Wujiang, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

 (86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On July 28, 2014, China Commercial Credit, Inc. (the “Company”) entered into a definitive Share Subscription Agreement (the “Share Subscription Agreement”) with Langworth Holdings Limited (the “Purchaser”) in connection with a private placement offering (the “Offering”) of 6,123,406 shares (“Subscription Shares”) of common stock, par value $0.001 per share, of the Company. The price per share in the Offering is $2.80, which was 16.6% above the consolidated closing bid price as of July 25, 2014, the previous trading day.

The securities issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation S promulgated thereunder.

The net proceeds to the Company from the Offering will be approximately $17 million. The proceeds may be used for working capital, repayment of certain credit facilities and other general corporate use. The Offering is expected to close by August 15, 2014, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Share Subscription Agreement, for so long as the Purchaser holds more than 10% of the Subscription Shares, the Company, its subsidiaries and affiliates controlled by contractual arrangements (the “Group Companies”), shall not take any of the following actions, without the prior consent of the Purchaser:

a)          amend or waive any provision of the Company’s certificate of incorporation adversely affecting the rights of the Purchaser;

b)          engage in any business that is not related nor complimentary to the current and proposed businesses of the Group Companies;

c)          except as required by applicable laws, amend any of the memorandum and articles of association and any VIE Agreements of the Group Companies;

d)          merge the Company with any third-party entity, pursuant to which holders of all classes of Company's share capital immediately prior to such transaction cease to own, directly or indirectly, more than 50% of voting power of the continuing or surviving entity, and engage in any transfer of controlling interests in, sale or other disposition of any of the Group Companies or the sale of all or substantially all of the assets by any of the Group Companies to any third-party entity;

e)          cease a substantial part of the business of the Group Companies, or wind up, dissolve or liquidate the Group Companies or commence any such proceedings or actions where such action shall have a material adverse effect on the Group Companies as a whole, except if the business of the ceased or dissolved entity will be carried out by another Group Company;

f)           initiate any changes to the size or structure of the board of directors of the Group Companies, except resignation of director(s) in the ordinary course of business;

g)          any corporate action which alters the capital structure of, or rights conferred by securities issued by, the Company, including the issuance of any equity or equity-linked securities, the granting of an option to subscribe for securities, the adjustment, split, combination, reclassification or redemption of securities, the buy-back of securities, the establishment of any share option or employee scheme; except for (i) securities issued pursuant to the Company’s incentive plans that have been properly adopted and approved previously; (ii) securities issued to directors, officers, employees, and/or consultants in the ordinary course of business under the existing plan which were duly approved previously; (iii) issuance of shares of common stock upon exercise of warrants issued and outstanding as of the date of the Share Subscription Agreement; (iv) securities issued pursuant to any bona-fide acquisition or strategic transaction with an amount less than $1,000,000; and (v) securities issued in any private placement where the shares of commons stock to be issued is no more than twenty percent (20%) of the total issued and outstanding shares of common stock at the time of consummation of such private placement; and

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h)          incur debts outside of the ordinary course of business such that the outstanding consolidated indebtedness of the Group Companies is in excess of US$20 million.

The Share Subscription Agreement also contains customary representation and warranties of the Company and the Purchaser. In addition, the agreement provides that upon closing of the Offering, the Company’s board of directors will consist of seven members, two of whom shall be appointed by the Purchaser.

In connection with the Offering, the Company also entered into an Investor’s Rights Agreement with the Purchaser. Pursuant to the terms of the Investor’s Rights Agreement, the Company granted to the Purchaser certain registration rights related to the Subscription Shares. The Company is required to file a registration statement for the resale of the Subscription Shares within 30 days following the closing date of the Offering and to use its commercially reasonable efforts to cause such registration statement to be declared effective within 150 days following the closing date. The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement.

The Share Subscription Agreement and the Investor’s Rights Agreement are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Share Subscription Agreement and the Investor’s Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Investor’s Rights Agreement, dated as of July 28, 2014, by and among the Company and the Purchaser named therein.

10.1	Share Subscription Agreement, dated as of July 28, 2014, by and among the Company and the Purchaser named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: August 1, 2014	By:	/s/ Huichun Qin
	Name:	Huichun Qin
	Title:	Chief Executive Officer

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Exhibit List

Exhibit No.	Description
4.1	Investor’s Rights Agreement, dated as of July 28, 2014, by and among the Company and the Purchaser named therein.

10.1	Share Subscription Agreement, dated as of July 28, 2014, by and among the Company and the Purchaser named therein.